Exhibit 4.8

AFFILIATE GUARANTEE

GUARANTEE (this “Guarantee”), dated as of April 9, 2018, made by each of the signatories hereto (collectively, the “Guarantors”), in favor of the Lenders (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Contrato de Abertura de Crédito, dated as April 9, 2018 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”), among Sky Serviços de Banda Larga Ltda., a Brazilian limited liability company (the “Borrower”), certain of its Affiliates party thereto (the “Borrower Affiliate Guarantors”), the Guarantors and the lenders party thereto (the “Initial Lenders”), the Initial Lenders have severally agreed to make loans to the Borrower upon the terms and subject to the conditions set forth therein, to be evidenced by the CCBs (as defined below) issued by the Borrower under the Master Agreement;

WHEREAS, the proceeds of the CCBs will be used (i) to repay certain indebtedness of Vrio or its affiliates, (ii) to fund a dividend distribution to the parent of Vrio, (iii) to fund certain fees and expenses associated with the CCBs, and (iv) any excess, for general corporate purposes of the Borrower;

WHEREAS, the Borrower and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the CCBs under the Master Agreement; and

WHEREAS pursuant to the Master Agreement, it is a condition precedent to the obligation of the Initial Lenders to fund the CCBs, that certain of the Guarantors shall have executed and delivered this Guarantee for the ratable benefit of the Lenders.

NOW, THEREFORE, in consideration of the premises and to induce the Initial Lenders to enter into the Master Agreement and to induce the Initial Lenders to make their respective loans to the Borrower pursuant to the CCBs, each Guarantor hereby agrees, for the ratable benefit of the Lenders, as follows:

1. Defined Terms. (a) Unless otherwise defined herein, terms defined in the Master Agreement and used herein shall have the meanings given to them in the Master Agreement (including the form of the CCBs).

(b) As used herein:

“Administrative Agent” means Oliveira Trust Servicer S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the Cadastro Nacional da Pessoa Jurídica under No. 02.150.453/0002-00, or whoever replaces it under the terms of the Intercreditor Agreement.

“CCBs” means, collectively, the Cédulas de Crédito Bancário issued pursuant to Section 2.1 of the Master Agreement, and any amendments thereto.

“Default” has the meaning under the definition of “Inadimplemento” in the CCBs.

“Event of Default” has the meaning under the definition of “Evento de Inadimplemento” in the CCBs.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guaranteed Parties” means the Lenders.

“Intercreditor Agreement” means the Contrato entre Credores, dated April 9, 2018 by and among the Borrower, the Guarantors and the Lenders, and any amendments and joinders thereto.

“Joinder” means the joinder to this Guarantee substantially in the form of Annex 1.

“Lenders” means, collectively, the holders of the CCBs from time to time.

“Loan Documents” means the Master Agreement, the CCBs, this Guarantee, the Intercreditor Agreement and such other documents or instruments relating to the foregoing.

“Loan Parties” means the collective reference to the Borrower, the Borrower Affiliate Guarantors and the Guarantors.

“Obligations” has the meaning under the definition of “Obrigações” in each CCB, including, but not limited to, any interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Loan Documents.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Requisite Lenders” has the meaning under the definition of “Credores Necessários” in the Intercreditor Agreement.

“Restricted Subsidiaries” has the meaning under the definition of “Subsidiárias Restritas” in the CCBs.

“Total Obligations” has the meaning under the definition of “Obrigações Totais” in the Master Agreement and the CCBs.

(c) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.

2. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

3. Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees for the ratable benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Loan Parties when due (whether at the stated maturity, by acceleration or otherwise) of the Total Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal, state or other laws relating to the insolvency of debtors applicable to any Guarantor.

(c) Except as set forth in the immediately preceding sentence, each Guarantor agrees that the Total Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor set forth in Section 3(a) without impairing the guarantee contained in this Section 3 or affecting the rights and remedies of any Lender hereunder.

(d) Except for termination of a Guarantor’s obligations hereunder under Section 23(b) hereof, the guarantee contained in this Section 3 shall remain in full force and effect until all the Total Obligations and the obligations of each Guarantor under the guarantee contained in this Section 3 shall have been satisfied by payment in full.

(e) No payment made by the Borrower, any other Loan Party, any other guarantor or any other Person or received or collected by any Lender from the Borrower, any other Loan Party, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Total Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Total Obligations or any payment received or collected from such Guarantor in respect of the Total Obligations), remain liable for the Total Obligations up to the maximum liability of such Guarantor set forth in Section 3(b) until the Total Obligations are paid in full, except as set forth in Section 23(b) hereof.

(f) This Guarantee is a guaranty of payment and not of collection.

(g) Each Guarantor agrees that, as between the Guarantor and the Guarantee Parties, the Obligations may be declared to be due and payable for the purposes of this guarantee to the extent such obligations would be permitted to be declared to be due and payable under each relevant CCB, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Borrower under such CCB and that in the event of a declaration or attempted declaration under such CCB, the Obligations shall immediately become due and payable by the Guarantors for the purposes of this Guarantee.

(h) In respect of any Guarantor organized under the laws of Spain (a “Spanish Guarantor”), the obligations and liabilities of any Spanish Guarantor under this Guarantee or any other provision of the Loan Documents shall be deemed not to be assumed by such Spanish Guarantor to the extent that they constitute or may constitute unlawful financial assistance within the meaning of article 150 of the Spanish Royal Legislative Decree 1/2010, of 2 July, approving the Spanish Capital Companies Law (the “Spanish Companies Law”) (where the company is a Spanish public company (Sociedad Anónima)) or article 143 of the Spanish Companies Law (where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada)). Accordingly, the obligations and liabilities of any Spanish Guarantor under this Guarantee or any other provision of the Loan Documents shall not include, and shall not be extended to any repayment obligations in respect of financing used in or towards: (1) payment of or refinance of the purchase price or subscription for the shares or quotas in the Spanish Guarantor and/or the acquisition of or subscription for the shares or quotas in its controlling corporation directly or indirectly (or, where the company is a Spanish limited liability company (Sociedad de Responsabilidad Limitada), of any company of its group) or (2) repaying or refinancing a financing used for the purposes stated in (1) above.

(i) The Guarantee provided by any Guarantor organized under the laws of the Cayman Islands (a “Cayman Company”) of the Total Obligations shall be limited to the lesser of (A) the nominal amount of the payment claim asserted or demanded by any party benefitting from such Guarantee (the “Claim Amount”) determined in accordance with the terms of the Loan Documents (other than this Section 3(i) of the Guarantee) (the “Claim”); and (B) the product of (i) the Cayman Proceeds (as defined below) divided by the aggregate of the Claim Amount and all obligations of each Cayman Company ranking pari passu with the Claim and (ii) the Claim Amount. “Cayman Proceeds” means the net proceeds of realization of all the assets of each Cayman Company other than the ordinary share capital of each Cayman Company after payment of, or provision for, all indebtedness, costs, expenses and other obligations of the Cayman Companies as determined by the directors of each Cayman Company in their absolute discretion other than the Claim and any obligations ranking pari passu with or behind the Claim. If there are no Net Proceeds, the Cayman Companies shall have no obligations. The Guaranteed Parties and the Administrative Agent shall not take any action or commence any proceedings against the Cayman Companies to recover any amounts due and payable by each Cayman Company under this Guarantee except as expressly permitted hereunder.

4. Right of Set-off. Upon the occurrence of any Event of Default, each Lender is hereby irrevocably authorized at any time and from time to time without notice to any Guarantor, any such notice being expressly waived by such Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Lender may elect, against or on account of the obligations and liabilities of such Guarantor to such

Lender hereunder and claims of every nature and description of such Lender against such Guarantor, in any currency, whether arising hereunder, under the Master Agreement, any CCB or any other Loan Document, whether or not such Lender or the Administrative Agent has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Lender shall notify such Guarantor and the Administrative Agent promptly of any such set-off and the application made by such Lender, as the case may be, of the proceeds thereof, which shall be made in accordance with Section 3.1.1 of the Intercreditor Agreement and any other applicable provision of any Loan Document; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

5. No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of any Lender against the Borrower, or any other Loan Party or any collateral security or guarantee or right of offset held by any Lender for the payment of the Total Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Loan Party in respect of payments made by such Guarantor hereunder, until all amounts owing to the Lenders by the Loan Parties on account of the Total Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Total Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Lenders in the exact form received by such Guarantor (duly indorsed by such Guarantor, if required), to be applied against the Total Obligations, whether matured or unmatured, in such order as the Lenders may determine.

6. Amendments, etc. with respect to the Total Obligations; Waiver of Rights. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Total Obligations made by any Lender may be rescinded by such Lender and any of the Total Obligations continued, and the Total Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Lender, and the Master Agreement, the CCBs and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Requisite Lenders or all Lenders, as the case may be, may deem advisable from time to time as provided in Section 4.1 of the Intercreditor Agreement, and any collateral security, guarantee or right of offset at any time held by any Lender for the payment of the Total Obligations may be sold, exchanged, waived, surrendered or released. No Lender shall have any obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Total Obligations or for the guarantee contained in Section 3 hereof or any property subject thereto. When making any demand hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other Guarantor or any release of the Borrower or such other Guarantor shall not relieve such Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against such Guarantor. For the purposes of this Guarantee “demand” shall include the commencement and continuance of any legal proceedings.

7. Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Total Obligations and notice of or proof of reliance by the any Lender upon this Guarantee or acceptance of this Guarantee; the Total Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Loan Parties, on the one hand, and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower, any other Loan Party with respect to the Total Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment and/or performance, and its primary obligation, without regard to (a) the validity or enforceability of the Master Agreement or any other Loan Document, any of the Total Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or any other Loan Party) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Loan Parties for the Total Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Loan Party or any other Person or against any collateral security or guarantee for the Total Obligations or any right of offset with respect thereto, and any failure by any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Loan Party or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Loan or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Lender against any Guarantor. Each Guarantor unconditionally and irrevocably waives any and all rights provided under Articles 333, sole paragraph, 366, 364, 366, 368, 821, 827, 829, sole paragraph, 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code and Articles 130 and 794 of the Brazilian Civil Procedure Code.

8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Total Obligations is rescinded or must otherwise be restored or returned by any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or any other Loan Party, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Loan Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

9. Payments. Each Guarantor hereby agrees that the Total Obligations will be paid to the Lenders without set-off or counterclaim in Brazilian reais in the manner set forth in the CCBs or as otherwise informed in writing by each Lender or the Administrative Agent on behalf of the Lenders, in each case free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to the Guaranteed Parties hereunder, the amounts so payable to the Guaranteed Parties shall be increased to the extent necessary to yield to the Guaranteed Parties (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any Tax is paid by any Guarantor, as promptly as possible thereafter, the Guarantor shall send the Guaranteed Parties an official receipt showing payment thereof, together with such additional documentary evidence as may be required from time to time by the Guaranteed Parties.

10. Representations and Warranties. The representations and warranties set forth in Section 5 of the Master Agreement and Section 11 of the CCBs insofar as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct as of the date hereof, and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 10, be deemed to be a reference to such Guarantor’s knowledge.

11. Covenants. Each Guarantor hereby covenants and agrees with the Lenders that, from and after the date of this Guarantee until the Total Obligations are paid in full such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, including without limitation, complying with the terms of the covenants set forth in the Loan Documents, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries. In furtherance of the foregoing, each Guarantor also makes each of the representations and warranties set forth in the Loan Document as if fully set forth herein.

12. Notices. All notices, requests and demands to or upon the Administrative Agent, any Lender or any Guarantor to be effective shall be in writing in Portuguese and English (including by fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (1) when delivered by hand or (2) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (3) if by fax or similar electronic transmission, when sent and receipt has been confirmed, addressed as follows:

(a) if to the Administrative Agent, Borrower or any Lender, at its address or transmission number for notices provided in subsection 10.1 of the Intercreditor Agreement or any joinder thereto; and

(b) if to any Guarantor, at its address or transmission number or address for notices set forth under its signature below.

The Administrative Agent, each Lender and each Guarantor may change its address and transmission number or address for notices by notice in the manner provided in this Section.

13. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14. Integration. This Guarantee and the other Loan Documents represents the agreement of each Guarantor with respect to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. There are no promises or representations by the Administrative Agent, any Lender or any Loan Party relative to the subject matter hereof not reflected herein or in the other Loan Documents.

15. Amendments in Writing; No Waiver; Remedies. (a) None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in accordance with the terms of the Loan Documents.

(b) No Lender shall by any act (except by a written instrument pursuant to paragraph 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Lender would otherwise have on any future occasion or the other Lenders would have on such or any future occasion.

(c) The rights and remedies with respect to this Guarantee shall be exercised as directed by the Lenders pursuant to the Intercreditor Agreement.

(d) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

16. Expenses. Each Guarantor shall reimburse the Guaranteed Parties for all costs, expenses and charges as set forth in the Master Agreement and the CCBs.

17. Joinder. Each of DIRECTV Argentina and Alpha Tel, upon execution and delivery of a Joinder hereto, shall become a Guarantor for all purposes of this Guarantee and the other Loan Documents.

18. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19. Successors and Assigns. This Guarantee shall be binding upon the successors and permitted assigns of any Guarantor and shall inure to the benefit of the Lenders and their successors and assigns, provided that no Guarantor may assign or transfer its rights or obligations under this Guarantee except as otherwise permitted under the Master Agreement and the CCBs.

20. Governing Law. This Guarantee and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed and interpreted in accordance with, the laws of New York.

21. Jurisdiction, Service of Process and Venue. (a) ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE APPOINTMENT OF THE PROCESS AGENT AS ITS AGENT TO RECEIVE SERVICE OF PROCESS AND ALL OTHER RELATED AGREEMENTS TO WHICH IT IS A PARTY IN NEW YORK, NEW YORK. EACH GUARANTOR IRREVOCABLY CONSENTS TO THE APPOINTMENT OF THE BRAZILIAN PROCESS AGENT (AS DEFINED BELOW) AS ITS AGENT TO RECEIVE SERVICE OF PROCESS AND ALL OTHER RELATED AGREEMENTS TO WHICH IT IS A PARTY IN SÃO PAULO, SP, BRAZIL.

(b) Each Guarantor hereby irrevocably appoints CT Corporation System (the “Process Agent”), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States, as its agent and attorney-in-fact with special powers to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other notice, document or process which may be served in such action, litigation or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Process Agent, and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Each Guarantor acknowledges and agrees that the irrevocability of the appointment of the Process Agent is a condition of this Guarantee and the Loan Documents. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action, litigation or proceeding by the mailing of copies of such process to such Guarantor at its address or transmission number for notices set forth under its signature below.

(c) Each Guarantor hereby irrevocably appoints the Borrower, as its agent and attorney-in-fact (in such capacity, the “Brazilian Process Agent”) with special powers to receive on behalf of such Guarantor and its property service of copies of the summons and complaint and any other notice, document or process commence in the City of São Paulo, SP, Brazil, which may be served in such action, litigation or proceeding. Such service may be made by mailing or delivering a copy of such process to such Guarantor in care of the Brazilian Process Agent, and such Guarantor hereby irrevocably authorizes and directs the Brazilian Process Agent to accept such service on its behalf. Each Guarantor acknowledges and agrees that the irrevocability of the appointment of the Brazilian Process Agent is a condition of this Guarantee and the Loan Documents. As an alternative method of service, each Guarantor also irrevocably consents to the service of any and all process in any such action, litigation or proceeding by the mailing of copies of such process to such Guarantor at its address or transmission number for notices set forth under its signature below.

22. Additional Guarantors. Each Subsidiary of the Borrower that is required to become a party to this Guarantee pursuant to Section 9.1 of the CCBs, to the extent that it is not a Brazilian Guarantor, shall become a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement substantially in the form of Annex 2 hereto.

23. Termination or Release. (a) This Guarantee and the guarantees made herein automatically terminate when the Total Obligations (other than contingent indemnification and reimbursement obligations, in each case, that are not yet due and payable and for which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to extend credit under the Loan Documents.

(b) A Guarantor shall automatically be released from its obligations hereunder upon the consummation of any transaction permitted by the Master Agreement or the CCBs as a result of which such Guarantor ceases to be a Guarantor; provided that such portion of the Lenders as shall be required by the terms of the Intercreditor Agreement to have consented to such transaction (to the extent such consent is required by the Intercreditor Agreement) shall have consented thereto and the terms of such consent did not provide otherwise.

24. WAIVER OF JURY TRIAL: EACH GUARANTOR HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OR RELATING TO ANY INDEBTEDNESS OR THIS GUARANTEE.

IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

Vrio Corp.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

Vrio Holdco Inc.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

Vrio Finco 1 LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

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Vrio Finco 2 Inc.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DIRECTV Latin America, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

California Broadcast Center, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

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DIRECTV Chile, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: SVP, Assistant General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DS Technology, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: SVP, Assistant General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

Galaxy Latin America Investments, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

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SurFin, LLC

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: SVP, Assistant General Counsel

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

Alpha Tel Holdings Ltd.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Director

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DIRECTV DTH Investment Ltd.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Director

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

[Signatures Continue on the Following Page]

DIRECTV Ecuador C. Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DTH Ecuador C. Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: General Manager

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DTVLA Coöperatief U.A.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

[Signatures Continue on the Following Page]

DTVLA B.V.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

White Holding B.V.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DTVLA Holdings, S.L.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

[Signatures Continue on the Following Page]

DIRECTV Caribe Ltd.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Director

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DIRECTV de Uruguay Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DIRECTV Chile Televisión Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

[Signatures Continue on the Following Page]

DIRECTV Colombia Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

Telecenter Panamerica, Ltda.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

DIRECTV Perú S.R.L.

By:	/s/ Michael Hartman
Name: Michael Hartman
Title: Authorized Signatory

Notice Information: Donna Marrone
Address: One Rockefeller Plaza, 19th Floor
New York, New NY 10002
Telephone: 212-205-0945
Email: dm0869@att.com

[End of Signatures]

Annex 1

Form of Joinder

Oliveira Trust Servicer S.A., as Administrative Agent

Rua Joaquim Floriano 1052, 13º andar

04534-004 São Paulo, SP, Brazil

At.: Mr. Antonio Amaro / Mr. Marcelo Andrade

Ref: Offer Letter No. [3/2018] {or} [4/2018]

Ladies and Gentlemen:

[DIRECTV ARGENTINA S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina, represented herein pursuant to its organizational documents] / ALPHA TEL S.A., a sociedad anonima existing pursuant to the laws of the Republic of Argentina, with its registered office at Paraguay 610, Floor 28, City of Buenos Aires, Republic of Argentina, represented herein pursuant to its organizational documents] (“Company”), hereby addresses Oliveira Trust Servicer S.A., a corporation with its branch in the City of São Paulo, State of São Paulo, Brazil, at Rua Joaquim Floriano 1052, 13º andar, enrolled with the CNPJ under No. 02.150.453/0002 00, as representative of the Initial Lenders (as defined below) (“Administrative Agent”).

W I T N E S S E T H :

WHEREAS, Sky Serviços de Banda Larga Ltda., a Brazilian limited liability company (the “Borrower”), the subsidiaries of the Borrower party thereto, the Guarantors and the lenders party thereto (the “Initial Lenders”) have entered into the Contrato de Abertura de Crédito, dated as of April 9, 2018 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”);

WHEREAS, pursuant to the Master Agreement, the Borrower issued the CCBs, representing loans granted to the Borrower;

WHEREAS, in connection with the Master Agreement and the CCBs, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Guarantee, dated as of April 9, 2018 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Lenders;

WHEREAS, the Master Agreement and the CCBs require the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Joinder in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, THE COMPANY HAS EXECUTED THIS OFFER (THE “OFFER”) TO:

1. Joinder. Enter into a joinder for the Company to become a party to the Guarantee Agreement as a Guarantor thereunder, as provided in Section 22 of the Guarantee Agreement, with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, expressly assume all obligations and liabilities of a Guarantor thereunder. If the Offer is accepted, the Company hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Master Agreement and Section 11 of the CCBs is true and correct on and as the date hereof (after giving effect to this Offer) as if made on and as of such date. On the date hereof, the Company shall have appointed a process agent as its agent for service of process in New York in respect of any dispute arising from or relating to the Guarantee, and shall have furnished evidence of such appointment and a process agent acceptance, duly executed and delivered by such process agent, in each case pursuant to documentation substantially in the form delivered by the Guarantors to satisfy the Conditions Precedent in respect thereof in the Master Agreement. In addition, pursuant to Section 21(b) of the Guarantee Agreement, the Company agrees to appoint the Borrower as its agent for service of process in respect of any dispute arising from or relating to the Guarantee commenced in the City of São Paulo, SP, Brazil.

2. Validity. This Offer will be valid for 5 (five) Business Days (as defined in the Master Agreement) as of the date on which it is received by the Initial Lenders, and it shall be deemed accepted upon receipt by the Company, of a written notice executed in accordance with the terms set forth in Exhibit A from the Company to such effect as of the date in which such written notice is received. In case this Offer is not accepted within this period, it shall terminate and be of no effect whatsoever.

3. Governing Law. THIS OFFER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

[Signature to follow]

Sincerely,

[(DIRECTV ARGENTINA S.A./ALPHA TEL S.A.]

By:
Name:
Title:

Exhibit A to

Form of Joinder

April 9, 2018.

[DIRECTV Argentina S.A./Alpha Tel S.A.]

Paraguay 610, 28th Floor

City of Buenos Aires

Argentina

Ref: Offer Letter No. [3/2018] {or} [4/2018]

Ladies and Gentlemen:

We hereby accept your Offer Letter No. [3/2018] {or} [4/2018]of April 9, 2018.

Yours very truly,

OLIVEIRA TRUST SERVICER S.A., as Administrative Agent

By:
Name:
Title:

Annex 2 to

Affiliate Guarantee

ASSUMPTION AGREEMENT, dated as of                     , 2018, made by                      (the “Additional Guarantor”), in favor of the Lenders. All capitalized terms not defined herein shall have the meaning ascribed to them in the Guarantee Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, Sky Serviços de Banda Larga Ltda., a Brazilian limited liability company (the “Borrower”), the subsidiaries of the Borrower party thereto, the Guarantors and the lenders party thereto (the “Initial Lenders”) have entered into the Contrato de Abertura de Crédit, dated as of April 9, 2018 (as amended, supplemented or otherwise modified from time to time, the “Master Agreement”);

WHEREAS, pursuant to the Master Agreement, the Borrower issued the CCBs, representing loans granted to the Borrower;

WHEREAS, in connection with the Master Agreement and the CCBs, the Borrower and certain of its Affiliates (other than the Additional Guarantor) have entered into the Guarantee, dated as of April 9, 2018 (as amended, supplemented or otherwise modified from time to time, the “Guarantee Agreement”) in favor of the Lenders;

WHEREAS, the Master Agreement and the CCBs require the Additional Guarantor to become a party to the Guarantee Agreement; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee Agreement. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 22 of the Guarantee Agreement, hereby becomes a party to the Guarantee Agreement as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 5 of the Master Agreement and Section 11 of the CCBs as they relate to such Additional Guarantor or to the Loan Documents to which such Additional Guarantor is a party is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date. On the date hereof, the Additional Guarantor shall have appointed a process agent as its agent for service of process in New York in respect of any dispute arising from or relating to the Guarantee, and shall have furnished evidence of such appointment and a process agent acceptance, duly executed and delivered by such process agent, in each case pursuant to documentation substantially in the form delivered by the Guarantors to satisfy the Conditions Precedent in respect thereof in the Master Agreement.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

3. WAIVER OF JURY TRIAL: EACH GUARANTOR HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OR RELATING TO ANY INDEBTEDNESS OR THIS GUARANTEE.

2

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:
Name:
Title: